SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934  (Amendment No.  - )

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]   Preliminary  Proxy  Statement    [  ]   Confidential,  for Use of
                                                 Commission Only (as permitted
   [X]   Definitive Proxy Statement              by Rule 14a-6(e)(2))

   [ ]   Definitive Additional Materials

   [ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                        Petroleum Helicopters, Inc.
   __________________________________________________________________________
            (Name of Registrant as Specified In Its Charter)


             Board of Directors of Petroleum Helicopters, Inc.
   __________________________________________________________________________
   (Name of Person(s) Filing Proxy  Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:

         _____________________________________________________________________

         2)    Aggregate number of securities to which transaction applies:

         _____________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _____________________________________________________________________

         4)    Proposed maximum aggregate value of transaction:

         _____________________________________________________________________

         5)    Total Fee Paid:

         _____________________________________________________________________

   [ ]   Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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         _____________________________________________________________________

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         4)    Date Filed:

         _____________________________________________________________________

Notes:




                             PETROLEUM HELICOPTERS, INC.

                                 2121 Airline Highway
                                      Suite 400
                              Metairie, Louisiana 70001

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



               To   the   Holders  of  Voting  Common  Stock  of  Petroleum
          Helicopters, Inc.:

               The annual meeting of shareholders of Petroleum Helicopters, Inc. ("PHI") will be held in the Lakeshore Room of the Doubletree hotelHeotel, 3838 North Causeway Blvd., Metairie, Louisiana on Wednesday, October 16, 1996, at 2:30 p.m., New Orleans time, to:

               1.   Elect directors.

               2. Transact such other business as may properly come before the meeting or any adjournments thereof.

               Only holders of record of PHI's voting common stock at the close of business on August 30, 1996, are entitled to notice of and to vote at the annual meeting.

               PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE
          ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.   A  PROXY  MAY BE
          REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                      By Order of the Board of Directors

                                         /s/ Robert D. Cummiskey, Jr.

                                           Robert D. Cummiskey, Jr.
                                                  Secretary
          New Orleans, Louisiana
          September 10, 1996

                             PETROLEUM HELICOPTERS, INC.

                                 2121 Airline Highway
                                      Suite 400
                              Metairie, Louisiana 70001

                                  September 10, 1996


                                   PROXY STATEMENT

               This Proxy Statement is furnished to holders of voting common stock ("Voting Common Stock") of Petroleum Helicopters, Inc. ("PHI") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders of PHI to be held on Wednesday, October 16, 1996 at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

               Only stockholders of record of Voting Common Stock at the close of business on August 30, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,799,761 shares of Voting Common Stock, each of which is entitled to one vote.

               The enclosed proxy may be revoked by the shareholder at any time prior to its exercise by filing with PHI's Secretary a written revocation or duly executed proxy bearing a later date. A shareholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the shareholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

               This Proxy Statement is first being mailed to shareholders on or about September 10, 1996, and the cost of soliciting proxies in the enclosed form will be borne by PHI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and PHI will, upon request, reimburse them for their expenses in so acting.


                                ELECTION OF DIRECTORS

               PHI's By-laws establish the number of directors to be elected at the Meeting at six, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the six persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

               The following table sets forth certain information as of September 5, 1996 with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                                                                    Year First
                                                                     Became a
              Name and Age              Principal Occupation         Director


    Carroll W. Suggs, 57 . . . . .     Chairman of the Board,          1989
                                       President and Chief
                                       Executive Officer of PHI <F1>

    Anthony J. Correro, III, 54. .     Partner, Correro Fishman        1996
                                       Haygood Phelps Weiss
                                       Walmsley & Casteix,
                                       L.L.P. (law firm)<F2>

    Leonard M. Horner, 69. . . . .     Private Investments<F3>         1992


    Robert G. Lambert, 66. . . . .     Chairman of the Board of        1994
                                       Directors and Chief
                                       Executive Officer of
                                       Aviall, Inc. (aviation
                                       parts distributor and
                                       provider of inventory
                                       information); Consultant <F4>

    James W. McFarland, 51 . . . .     Dean, A.B. Freeman School       1996
                                       of Business, Tulane University
                                       <F5>

    Bruce N. Whitman, 63 . . . . .     Executive Vice President        1996
                                       and Director, FlightSafety
                                       International, Inc. (aviation
                                       training and related services)

          _____________________
          [FN]
          <F1> Mrs. Suggs became Chairman of the Board in March 1990, Chief
               Executive Officer in July 1992 and President in October 1994. She is also a director of Varco International, Inc., The Louisiana Land & Exploration Company and Whitney Holding Corporation.

          <F2> From June 1994 to July 1996, Mr.  Correro  was  a partner in the law firm of Correro, Fishman & Casteix, L.L.P. For more than five years prior to June 1994, he was a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. He is also a director of Avondale Industries, Inc.

          <F3> From 1974 to 1991, Mr. Horner  served  in various capacities with Bell Helicopter Textron, Inc. (helicopter manufacturer), including Chairman, President, Executive Vice President, Senior Vice President-Marketing and Programs, and Vice President-Operations. Prior to 1974, he was employed by United Technologies Corp., Sikorsky Aircraft Division (helicopter manufacturer) for 17 years.

          <F4> Mr. Lambert was named Chairman of the  Board of Directors of
               Aviall, Inc. in December 1993 and its Chief Executive Officer in December 1995. From 1989 through 1992, he served as Senior Executive Vice President - Aviation of Ryder System, Inc.

          <F5> Dean  McFarland  is also a director  of  American  Indemnity
               Financial Corporation, Sizeler Property Investors, Inc. and Stewart Enterprises, Inc.

                                _____________________

               No director, nominee or executive officer of PHI has a family relationship with any other such person. During PHI's fiscal year ended April 30, 1996, the Board held five meetings. Each incumbent director of PHI attended at least 75% of the aggregate number of meetings held during fiscal 1996 of the Board and committees of which he or she was a member.

               The Board has an Audit Committee (the "Audit Committee"), the members of which are Messrs. Horner and Lambert. The Audit Committee, which held two meetings during fiscal 1996, is responsible for making recommendations to the Board concerning the selection and retention of independent auditors, reviewing the results of audits by the independent auditors, discussing audit recommendations with management and reporting the results of its reviews to the Board. The Board also has a Compensation Committee (the "Compensation Committee"), the members of which are also Messrs. Horner and Lambert. The Compensation Committee, which held two meetings during fiscal 1996, is responsible for determining the compensation paid to officers and key employees and administering PHI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan and the 1995 Incentive Compensation Plan. The Board does not have a nominating committee.

               Each director receives an annual fee of $10,000 and a fee of $1,000 for each Board or Committee meeting he or she attends.


                 STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

               The table on the following page sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of September 5, 1996 by (a) each director and nominee for director of PHI, (b) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation," and
          (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, the equity securities shown are held with sole voting and investment power.

                                                                 Percent
                                    Class of PHI    Number of       of
         Beneficial Owner           Common Stock      Shares     Class<F1>
         ----------------           ------------      ------     ---------

    Directors and Nominees

    Carroll W. Suggs . . . . .          Voting      1,434,020<F2>   51.0%
                                    Non-Voting             --          -

    Anthony J. Correro, III. .          Voting             --          -
                                    Non-Voting             --          -

    Leonard M. Horner. . . . .          Voting            500          *
                                    Non-Voting            100          *

    Robert G. Lambert. . . . .          Voting          1,000          *
                                    Non-Voting             28          *

    James W. McFarland . . . .          Voting            100          *
                                    Non-Voting             73          *

    Bruce N. Whitman . . . . .          Voting          1,000          *
                                    Non-Voting             --          -

    Named Executive Officers<F3>

    Ben Schrick  . . . . . . .          Voting            560          *
                                    Non-Voting         14,125<F4>      *

    John H. Untereker. . . . .          Voting          5,000<F4>      *
                                    Non-Voting          4,159<F4>      *

    Robert D. Cummiskey, Jr. .          Voting             --          -
                                    Non-Voting          8,663<F4>      *

    All Directors and Executive
     Officers as a Group

    (15 persons) . . . . . . .          Voting      1,441,620<F5>   51.2%
                                    Non-Voting         73,556<F6>    3.1%

     _____________________

     *    Less than one percent.
     [FN]
              <F1>  Shares  subject to options  currently  exercisable  are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

              <F2>  Mrs.  Suggs  shares  voting  and  investment power over
                    272,231 of these shares, of which 221,646 shares are held by her as trustee and income beneficiary of trusts for her three children and 50,585 shares are owned by her three children. Includes 10,240 shares that she has the right to acquire pursuant to currently exercisable stock options. See "Executive Compensation and Certain Transactions - Option Exercises and Holdings."

              <F3>  Information regarding Mrs. Suggs appears  in this table under the caption "Directors and Nominees."

              <F4>  Includes the following shares that the named individual has the right to acquire pursuant to currently exercisable stock options: Voting Common Stock - Mr. Untereker, 5,000; Non-Voting Common Stock - Mr. Schrick, 14,075, Mr. Untereker, 4,120, and Mr. Cummiskey, 8,460.

              <F5>  Includes  an aggregate of 15,240 shares which executive
                    officers  have   the   right  to  acquire  pursuant  to
                    currently exercisable stock options.

              <F6>  Includes an aggregate of  72,809 shares which executive
                    officers  have  the  right  to   acquire   pursuant  to
                    currently exercisable stock options.

                                _____________________


                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The following person was, to PHI's knowledge, the only beneficial owner of more than 5% of either class of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the SEC, other than Carroll W. Suggs, 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001, whose beneficial ownership of the Common Stock is set forth under the heading "Stock Ownership of Directors and Executive Officers." Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.


                                       Class of PHI
                                          Common      Number of      Percent of
          Beneficial Owner                 Stock       Shares<F1>     Class<F1>
          ----------------                 -----       ----------     ---------
     David L. Babson & Co., Inc.           Voting      245,600<F2>
     One Memorial Drive                Non-Voting      245,600<F2>     8.57%
     Cambridge, Massachusetts                          280,100         5.11%
           02142-1300

          _____________________
          [FN]
          <F1> Based solely on information furnished by David L.  Babson  &
               Co., Inc. and contained in a Schedule 13G as of December 31, 1995.

          <F2> Includes  87,600 shares beneficially owned with shared power to vote.

                                _____________________



                   EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

          Summary of Executive Compensation

               The following table summarizes, for each of the fiscal years ended April 30, 1996, 1995 and 1994, compensation of PHI's Chief Executive Officer and each other executive officer of PHI whose annual compensation was in excess of $100,000 in all capacities in which they served:

                                                                           Long-Term
                                                                         Compensation
                                                                            Awards
                                                                         ------------
                                               Annual Compensation       Securities
          Name and                             -------------------       Underlying        All Other
          Principal Position         Year      Salary      Bonus<F1>     Options<F2>    Compensation<F3>
          ------------------         ----      ------      ---------     -----------    ----------------

          Carroll W. Suggs           1996      $317,384    $13,327       23,200         $123,042<F4><F5>
          Chairman of the Board,     1995       317,385      6,058            0           60,090<F4><F5>
          President and Chief        1994       308,271          0            0           10,023<F4>
          Executive Officer

          Ben Schrick                1996       197,291      8,851       11,600            5,261
          Executive Vice             1995       109,785      4,023            0            3,276
          President and Chief        1994       105,762          0        9,000            3,165
          Operating Officer

          John H. Untereker          1996       199,046      8,580       11,600            5,591
          Vice President and         1995       203,607      3,900            0            4,500
          Chief Financial Officer    1994       200,978          0            0            6,021

          Robert D. Cummiskey, Jr.   1996       106,204      4,409        5,800            5,838
          Vice President of          1995       106,538      2,004            0            3,126
          Risk Management and        1994       103,393          0        6,000            3,094
          Secreatry

          _____________________

          [FN]
          <F1> Represents a cash bonus of two weeks and one day of base pay for 1996 and one week of base pay for 1995, pursuant to programs in which all eligible employees of the Company participated.

          <F2> For additional information, please refer  to  the two tables below.

          <F3> Unless otherwise indicated, reflects amounts paid  by PHI on behalf of the named executive officer pursuant to the PHI 401(k) Retirement Plan.

          <F4> Includes directors  fees  of  $13,600,  $2,400 and $3,000 in
               1996, 1995 and 1994, respectively.

          <F5> Includes  life insurance premiums for the  benefit  of  Mrs.
               Suggs of $105,000 in 1996 and $53,190 in 1995.

                                _____________________

          1996 Stock Option Grants

               The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended April 30, 1996.

                                                                                         Potential
                          No. of         % of Total                                 Realizable Value of
                          Shares          Options                                    Options at Assumed
                        Underlying       Granted to                                Annual Rates of Stock
                         Options          Employees       Exercise  Expiration      Price Appreciation
    Name                Granted<F1>   in Fiscal 1996<F2>    Price      Date           For Option Term
- -------------           -----------   ------------------    -----      ----           ---------------
                                                                                     5%            10%
                                                                                     -----------------

Carroll W. Suggs          23,200            16.7%           $9.75   May 31, 2005   $142,256     $360,505

Ben Schrick               11,600             8.3%           $8.50   May 31, 2005     62,020      157,143

John H. Untereker         11,600             8.3%           $8.50   May 31, 2005     62,020      157,143

Robert D. Cummiskey, Jr.   5,800             4.2%           $8.50   May 31, 2005     31,010       78,571

          _____________________
        [FN]
          <F1> All  options  were  awarded  at the fair market value of the securities underlying the options on the effective date of grant. A portion of these options vested on July 30, 1996 based upon predetermined 1996 financial goals and individual performance standards. Options held by Mrs. Suggs and Messrs. Schrick, Untereker and Cummiskey vested as to 20,480, 10,150, 8,240 and 4,920 shares, respectively. One-
               half of these vested options became exercisable on July 31, 1996, and the remaining one-half will become exercisable on July 31, 1997.

          <F2> Percentages  listed  in this column represent the percentage of all options to acquire PHI Common Stock, both Voting and Non-Voting, granted to all PHI employees during the year ended April 30, 1996. Only Mrs. Suggs was awarded options to acquire Voting Common Stock in fiscal 1996. Messrs. Schrick, Untereker and Cummiskey were awarded 10%, 10% and 5%, respectively, of the options to acquire Non-Voting Common Stock granted to PHI employees in fiscal 1996.
                                _____________________

          Option Exercises and Holdings

               The following table contains information with respect to the named executive officers concerning the exercise of options during fiscal 1996 and unexercised options held as of April 30, 1996.

                               Shares
                              Acquired                                                Value of Unexercise
                                 on          Value      Number of Unexercised       in-the-money Options at
               Name           Exercise     Realized   Options at April 30, 1996        April 30,1996<F1>
               ----           --------     --------   -------------------------        -----------------
                                                     Exercisable   Unexercisable   Exercisable  Unexercisable
                                                     -----------   -------------   -----------  -------------
       Carroll W. Suggs           0            0           0       23,200<F2><F3>       0         $105,792

       Ben Schrick                0            0       6,000<F4>   14,600<F3><F4>       0           66,700

       John H. Untereker     10,000<F5>  $40,000           0        5,000<F2>           0           21,550

                                  0            0           0       11,600<F3><F4>       0           66,700

       Robert D. Cummiskey, Jr.   0            0       4,000<F4>    7,800<F3><F4>       0           33,350

            _____________________
            Footnotes appear on the following page.
            [FN]

            <F1> Reflects the difference between the average of  the bid and asked prices of the Common Stock on April 30, 1996 and the respective exercise prices of the options.

            <F2> Options to acquire Voting Common Stock.

            <F3> Options  held  by Mrs. Suggs and Messrs. Schrick, Untereker and Cummiskey vested as to 20,480, 10,150, 8,240 and 4,920 shares, respectively, on July 31, 1996 based upon certain 1996 financial goals and individual performance standards.

            <F4> Options to acquire Non-Voting Common Stock.

            <F5> Voting Common Stock
                                        _____________________

              Supplemental Executive Retirement Plan

                  PHI  maintains  a  supplemental executive  retirement  plan
              ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to the PHI 401(k) Retirement Plan. The SERP provides an annual benefit, generally equivalent to 35% of each such participant's salary at the date of adoption in 1994 up to $200,000 of salary plus 50% of such salary in excess of $200,000, for a period of 15 years following retirement at age 65 or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Mrs. Suggs and Messrs. Schrick, Untereker and Cummiskey are $123,500, $36,000, $67,400, and $34,400, respectively.

              Employment Agreement

                  Mr.  Untereker and PHI entered into an  agreement  in  July
              1992 pursuant  to  which  PHI  agreed  to  pay Mr. Untereker an amount equal to his base salary for six months and certain relocation expenses in the event of the termination of his employment. PHI also agreed to pay Mr. Untereker an amount equal to his annual cash compensation for the most recent fiscal year in the event of termination due to a change in control of PHI during the first five years of his employment.

              Compensation Committee Interlocks and Insider Participation

                  The  Compensation Committee  is   composed  of  Leonard  M.
              Horner and Robert G. Lambert. Neither member of the Compensation Committee has ever been an officer or employee of PHI or any of its subsidiaries.

                  During  fiscal  1996,  PHI  paid  Aviall,  Inc.  ("Aviall")
              approximately $2.4 million for parts and component repair services. Mr. Lambert, a member of the Compensation Committee and director of PHI since 1994 and a nominee for director at the Meeting, has been the Chairman of the Board of Directors of Aviall since December 1993 and its Chief Executive Officer since December 1995.

              The Compensation Committee's Report on Executive Compensation

                  General.  The functions of the Compensation  Committee  are to determine compensation paid to officers and key employees and to administer the 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan and the 1995 Incentive Compensation Plan. The Compensation Committee is composed entirely of Board members who are not employees of PHI. The Compensation Committee retained an outside consultant in fiscal 1993 to assist it in obtaining relevant information on pay practices at comparable organizations, and in fiscal 1993 and 1996 to assist in developing compensation programs that are consistent with the Compensation Committee's compensation philosophy and objectives.

                  The   Compensation  Committee's  overall  policy  regarding
              executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and short-term and long-term incentives in order to attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI and support the short and long range business objectives and strategies of PHI.

                  Under the Omnibus Budget Reconciliation Act ("OBRA"), which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options such as those granted to PHI executive officers and other key employees in May 1995. The Compensation Committee expects to keep "non-performance based" compensation within the $1 million limit so that all executive compensation will be fully deductible.

                  The   Company's  executive  compensation  consists  of  two
              principal components:  salary and stock based compensation.

                  Salary.  In fiscal 1993, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that are included in the Oil and Gas Field Services Index in the graph set forth under the heading "Performance Graph" were among those considered. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives were set at the lower end of the ranges.

                  In  fiscal  1996, compensation decisions were made  by  the
              Chief Executive Officer and the Compensation Committee, except in the case of the Chief Executive Officer, whose performance was evaluated, and salary established, by the Compensation Committee. Short-term performance incentives were provided pursuant to PHI's Target Incentive Plan, which provides cash bonuses to all eligible employees, including executive officers, to the extent that predesignated pretax earnings goals are achieved. A bonus of two weeks and one day of base salary was paid to each eligible employee of PHI, including the executive officers, following fiscal 1996, based upon the achievement of these goals during fiscal 1996.

                  With limited  exception base salaries were held essentially constant in fiscal 1996. Mr. Schrick's 1996 salary increase reflects the additional responsibilities assumed by Mr. Schrick as Chief Operating Officer and the results of the survey of the salary levels of Chief Operating Officers of comparable publicly-held companies described above.

                  Stock Option Grants.   In  fiscal  1996  performance  based
              stock options were granted to provide an additional short-term incentive, to promote a longer term perspective and commitment by executives, and to maximize shareholder value by linking the financial interests of management and shareholders. The number of options granted to each executive officer was based upon the officer's salary level and responsibilities. These options vested on July 30, 1996 based 20% upon fiscal 1996 individual performance and 80% upon the extent to which designated company-wide, and in certain cases, business unit, operating income goals for fiscal 1996 were met.

                  Compensation of the Chief  Executive  Officer.  Mrs. Suggs'
              fiscal 1996 salary did not increase. Her bonus for 1996 under the PHI Target Incentive Plan was equal to two weeks and one day of base salary, which was the same bonus awarded to all eligible employees, based upon the achievement of designated goals tied to fiscal 1996 pretax earnings. In fiscal 1996, Mrs. Suggs was awarded options to acquire up to 23,200 shares of Voting Common Stock, which vested in July 1996 with respect to 16,480 shares based upon designated fiscal 1996 operating income goals and with respect to 4,000 shares based on her individual performance during fiscal 1996.

                  The Compensation  Committee  believes that the compensation of the chief executive officer and other executive officers is competitive with or below the comparable companies described more fully above, but is consistent with the Compensation Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

              By the Members of the Compensation Committee.
                               Leonard M. Horner,      Robert G. Lambert
                               Chairman

              Performance Graph

                   The  graph  on  the following page compares the cumulative total shareholder return on the Voting Common Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Oil and Gas Field Services Index, assuming the investment of $100 on May 1, 1990, at closing prices on April 30, 1990, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The Oil and Gas Field Services Index consists of 41 publicly-held companies in the oil field service industry and is published by Media General Financial Services, Inc.



                                        [PERFORMANCE GRAPH]



                                      Cumulative  Total Return as of April 30:
                               ------------------------------------------------------
           Index                1991<F1>   1992     1993     1994      1995      1996
           -----                ----       ----     ----     ----      ----      ----
           PHI                  100.0      63.5     83.0     56.9      50.2      77.7

           Russell 2000         100.0     115.0    130.5    148.0     156.0     204.1

           Oil and Gas Field
             Services Index     100.0      94.5    109.2     96.7     111.8     167.6

_____________________
            [FN]
            <F1>  Management believes that an unsolicited  tender  offer for the Voting Common Stock and the acquisition by PHI of an aggregate of 633,490 shares of Voting Common Stock at a price of $28.05 per share, both of which occurred in fiscal 1991 and were unrelated to PHI's operating performance, significantly affected the price of Voting Common Stock as of April 30, 1991.
                                   _____________________

              Certain Transactions

                   Aviall  routinely  provides  aviation parts and  component repair services to PHI and in fiscal 1996 was paid approximately $2.4 million for these parts and services by PHI. Robert G. Lambert, a director since 1994 and a nominee for director at the Meeting, is the chiChairman of the Board of Directors and Chief Executive Officer of Aviall.

                   FlightSafety International, Inc. ("FlightSafety") provides aviation training to PHI and in fiscal 1996 was paid approximately $105,000 for these services by PIHI. Bruce N. Whitman, a director since August 1996 and a nominee for director at the Meeting, is Executive Vice President and a Director of FlightSafety.

                   During  fiscal 1996, PHI paid approioxximately $84,000 for consulting services to James W. McFarland, a director since July 1996 and a nominee for director at the Meeting.

                   During fiscal 1996, Anthony J. Correro,  III,  a  director since July 1996 and a nominee for director at the Meeting, was a partner in the law firm of Correro, Fishman & Casteix, L.L.P., which provided legal services to PHI.

                   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                   Section 16(a) of the Securities Exchange Act of 1934 requires PHI's directors, executive officers and principal shareholders to file with the SEC reports of beneficial ownership, and changes in beneficial ownership, of the Common Stock. Mr. Untereker and William P. Sorenson, Vice President - Aeromedical of PHI, each inadvertently filed late one such report. The report of Mr. Untereker reported one transaction, and the report of Mr. Sorenson reported his appointment as Vice President.

                              RELATIONSHIP WITH INDEPENDENT
                                    PUBLIC ACCOUNTANTS

                   PHI's consolidated financial statements for the year ended
              April 30, 1996 were audited by the firm of KPMG Peat Marwick LLP, which firm will remain as PHI's auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                        OTHER MATTERS

              Quorum and Voting of Proxies

                   The presence, in person or by proxy, of  a majority of the outstanding shares of Voting Common Stock is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote.

                   A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. With respect to any matter other than the election of directors that is properly brought before the meeting, an abstention will effectively count as a vote against the proposal, and broker non-votes will be counted as not present with respect to such matter.

                   All  proxies  received by PHI in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein. The Board does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

              Shareholder Proposals

                   Eligible shareholders who desire  to  present  a  proposal qualified for inclusion in the proxy materials relating to the 1997 annual meeting of shareholders must forward such proposal to the Secretary of PHI at the address set forth on the first page of this Proxy Statement in time to arrive at PHI prior to May 13, 1997.

                                   By Order of the Board of Directors

                                       /s/ Robert D. Cummiskey, Jr.

                                           Robert D. Cummiskey, Jr.
                                                  Secretary

             New Orleans, Louisiana
             September 10, 1996


                             [Front of Proxy Card]
                           PETROLEUM HELICOPTERS, INC.

                 Proxy Solicited on Behalf of the Board of Directors
              for the Annual Meeting of Shareholders on October 16, 1996

            The  undersigned  hereby appoints Carroll W. Suggs and Leonard
            M. Horner, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Petroleum Helicopters, Inc. ("PHI") that the undersigned is entitled to vote at the annual meeting of shareholders to be held October 16, 1996, and any adjournments thereof.

            1.  Election of Directors, Nominees:

                Carroll W. Suggs, Anthony J. Correro, III, Leonard M. Horner, Robert G. Lambert, James W. McFarland, Bruce N. Whitman

            2. To transact such other business as may properly come before the meeting or any adjournments thereof.

            Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND PROPOSAL
            2. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

                                    [Back of Proxy Card]
[ X ]   Please mark your
        votes as in this
        example.

        To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominees's name(s) on the space provided below the boxes.

        The Board of Directors recommends a vote for all nominees listed on the reverse side.


                           FOR     WITHHOLD

        1. Election of
           Directors      [   ]      [   ]
           (see reverse)


           FOR, except vote WITHHELD from the following nominee(s):

           _______________________________________________________________

       2. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.


                                            Check this box
                                            to note change           [    ]
                                            of address


                                  NOTE:  Please sign exactly as name appears
                                         hereon.  When  signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. If a corporation, please sign
                                         in full corporate name by president
                                         or  other authorized officer.  If a
                                         partnership,    please    sign   in
                                         partnership  name   by   authorized
                                         persons.

                                         The   signer   hereby  revokes  all
                                         authorizations heretofore  given by
                                         the  signer to vote  at the meeting
                                         or any adjournments thereof.

                                         ___________________________________

                                         ___________________________________
                                         SIGNATURE(S)               DATE